UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2014 (May 8, 2014)

Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839
(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562
(Address of Principal Executive Offices)	(Zip Code)

860-669-8630

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below under Item 5.07, the shareholders of Connecticut Water Service, Inc. (the “Company”) approved the Connecticut Water Service, Inc. 2014 Performance Stock Program at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) held on May 8, 2014.

The material terms of the Plan are summarized on pages 50 through 55 of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 28, 2014 (the “2014 Proxy Statement”), which description is incorporated by reference herein in response to this Item 5.02. This description of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which are set forth in Appendix A to the 2014 Proxy Statement.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Connecticut Water Service, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 8, 2014 (the “Annual Meeting”). At the Annual Meeting, Mary Ann Hanley was re-elected by shareholders to the Company’s Board of Directors (the “Board”) while Richard Forde, who was first elected by to the Board in October 2013 by the Company’s other directors, was also elected by shareholders to the Board.

At the Annual Meeting, the Company’s shareholders voted on the following proposals set forth in 2014 Proxy Statement:

(1) A proposal to elect two Class II directors to the Board to serve terms expiring at the 2017 annual meeting of shareholders. Each director was elected and received the following votes:

Director	For	Withheld	Broker Non-Votes
Mary Ann Hanley	15,304,097	377,553	10,611,070
Richard H. Forde	15,370,808	310,842	10,611,070

(2) A proposal to approve a non-binding advisory resolution regarding the compensation of the Company’s named executive officers as disclosed in the 2014 Proxy Statement. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
14,635,644	681,554	364,452	10,611,070

(3) A proposal to approve and adopt the Connecticut Water Service, Inc. 2014 Performance Stock Program. The proposal was approved and received the following votes:

For	Against	Abstain	Broker Non-Votes
14,598,254	911,043	172,353	10,611,070

(4) A proposal to ratify the appointment of ParenteBeard LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The proposal was approved and received the following votes:

For	Against	Abstain
26,001,147	185,151	106,422

Item 8.01	Other Events

2014 Annual Meeting of Shareholders

On May 8, 2014, the Company held its 2014 Annual Meeting of Shareholders at the Madison Beach Hotel in Madison, Connecticut. At the Annual Meeting, the Company’s shareholders elected a slate of two Class II directors, approved a non-binding advisory resolution regarding the compensation of the Company’s named executive officers, approved and adopted the Connecticut Water Service, Inc. 2014 Performance Stock Program, and ratified the Audit Committee’s appointment of ParenteBeard LLP as independent auditors for 2014.

The President/CEO and the Senior Vice President/CFO’s presentation at the Annual Meeting of Shareholders will be available for viewing for 30 days at the Company’s web site: www.ctwater.com on the “Events & Presentations” page of the Investor section. The presentation is also filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Declaration of Dividends

At its May 8, 2014 organizational meeting, the Board declared a quarterly cash dividend of $0.2475 per common share payable on June 16, 2014 for shareholders of record as of June 2, 2014. In addition, the Board also declared a quarterly cash dividend of $0.20 per share on Preferred A shares payable on July 16, 2014 for shareholders of record as of July 2, 2014, and a quarterly cash dividend of $0.225 on Preferred 90 (OTCBB: CTWSP) shares payable on August 3, 2014 for shareholders of record as of July 20, 2014.

Award of Restricted Shares to Non-Employee Directors

The Board approved the award of restricted shares of the Company’s Common Stock to each of the Company’s non-employee directors under the Company’s 2014 Performance Stock Program (the “Program”). These awards are consistent with a similar set of awards made in May of each year from 2007 through 2013 pursuant to the Board’s director compensation policies established by the Board in 2007.

In 2014, the number of shares of Common Stock comprising each restricted share award shall, in each case, be equal to $17,500 divided by the fair market value (as calculated under the Program) of a share of Common Stock on May 7, 2014, the day prior to date of grant, and rounded up to the nearest whole share. The awards are not subject to the attainment of performance conditions and will vest in full as of May 8, 2015, the first anniversary of the date of grant. Each award will be evidenced by a written award agreement between the Company and the non-employee director. A copy of the form of restricted share award agreement for non-employee directors is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits:

The following are filed herewith as exhibits

(c)	Exhibits

10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2014 Performance Stock Program.

99.1	President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC., a Connecticut corporation

Date: May 12, 2014	By:	/s/ David C. Benoit
Name: David C. Benoit
Title: Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2014 Performance Stock Program.

99.1	President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders, May 8, 2014.